UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2011
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27597 (Commission File No.)	52-2137343 (IRS Employer Identification No.)

400 Minuteman Road Andover, Massachusetts (Address of principal executive offices)	01810 (Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On February 1, 2011, Time Warner Cable Inc. (“TWC”), NaviSite, Inc. (“NaviSite”) and Avatar Merger Sub Inc., a wholly-owned subsidiary of TWC (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into NaviSite. As a result of the merger, Merger Sub will cease to exist, and NaviSite will survive as a wholly-owned subsidiary of TWC.
Upon the consummation of the merger: (a) each share of NaviSite common stock, par value $.01 per share (“Common Stock”), issued and outstanding immediately prior to the merger (other than (i) shares owned by NaviSite, TWC or Merger Sub or any wholly owned subsidiary of the foregoing (“Excluded Shares”), and (ii) shares in respect of which appraisal rights are properly sought (“Dissenting Shares”)) and, subject to certain exceptions, each share of restricted Common Stock, will be converted into the right to receive $5.50 in cash, without interest (“Common Stock Merger Consideration”); and (b) each share of NaviSite Series A Convertible Preferred Stock, par value $.01 per share (“Series A Preferred Stock”), issued and outstanding immediately prior to the merger (other than Excluded Shares and Dissenting Shares) will be converted into the right to receive $8.00 in cash, without interest. All accrued and unpaid dividends on the Series A Preferred Stock through the consummation of the merger will be paid in-kind immediately prior to the merger and will be deemed outstanding at such time.
Upon the consummation of the merger, each outstanding qualified or nonqualified option to purchase shares of Common Stock (“Company Stock Options”) under any employee equity incentive plan or arrangement of NaviSite other than NaviSite’s Amended and Restated 1999 Employee Stock Purchase Plan (“Company Equity Incentive Plans”) will be converted into the right to receive an amount equal to the product of (x) the excess, if any, of the Common Stock Merger Consideration over the exercise price of each such Company Stock Option multiplied by (y) the number of unexercised shares of Common Stock subject thereto (the “Closing Option Merger Consideration”). Upon the consummation of the merger, all such Company Stock Options will be cancelled and will represent only the right to receive the Closing Option Merger Consideration.
The completion of the merger is subject to customary conditions, including without limitation: (i) the approval of the merger by NaviSite’s stockholders; and (ii) expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
The Merger Agreement contains certain termination rights for NaviSite and TWC, including, subject to the terms of the Merger Agreement, if NaviSite’s Board of Directors determines to accept a “Superior Proposal” (as defined in the Merger Agreement). The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, NaviSite may be required to pay TWC a termination fee of $7.5 million and reimburse the fees and expenses of TWC up to $1.5 million.
The above description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The representations and warranties contained in the Merger Agreement were made only for the purposes of the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Merger Agreement and should not be relied upon as a disclosure of factual information relating to NaviSite or TWC. The Merger Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference. A copy of the joint press release announcing the execution of the Merger Agreement is furnished as Exhibit 99.1 hereto.

Item 8.01	Other Events.
In connection with the Merger Agreement, NaviSite entered into a Warrant Holders Agreement, dated as of February 1, 2011, by and among NaviSite, Inc., SPCP Group, LLC, and SPCP Group III, LLC (the “Warrant Holders”), whereby, as an inducement to the parties to enter into the Merger Agreement, the Warrant Holders have agreed not to sell, transfer, encumber or pledge, or enter into a contract with respect to, any outstanding NaviSite warrants held by the Warrant Holders. Pursuant to the Warrant Holders Agreement, the Warrant Holders are entitled to receive in exchange for each unexercised NaviSite warrant, the excess, if any, of the Common Stock Merger Consideration over the exercise price of such warrant.
The foregoing description of the Warrant Holders Agreement is only a summary and is qualified in its entirety by reference to the Warrant Holders Agreement, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Additionally, on February 1, 2011, NaviSite and TWC issued a joint press release announcing the execution of the Merger Agreement, a copy of which has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Additionally, on February 2, 2011, NaviSite issued the following written communications: Letter from R. Brooks Borcherding, President and Chief Executive Officer of NaviSite, to the customers of NaviSite, attached to this Current Report on Form 8-K as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
The exhibits listed in the Exhibit Index below are filed with this report.
Additional Information and Where to Find It
NaviSite intends to file with the SEC a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the merger. The definitive proxy statement will be sent or given to NaviSite’s stockholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGER, INVESTORS AND STOCKHOLDERS OF NAVISITE ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement and other relevant materials (when they become available), and any other documents filed by NaviSite with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from NaviSite by contacting NaviSite at NaviSite, Inc., Attention: Investor Relations, 400 Minuteman Road, Andover, MA 01810 or by telephone at (978) 682-8300.
Participants in the Solicitation
     NaviSite and its directors and executive officers may be deemed to be participants in the solicitation of proxies from NaviSite’s stockholders in connection with the Merger. Information about NaviSite’s directors and executive officers is set forth in NaviSite’s proxy statement on Schedule 14A, as amended, filed with the SEC on November 1, 2010 and NaviSite’s Annual Report on Form 10-K filed with the SEC on October 22, 2010. These documents are available free of charge at the SEC’s web site at www.sec.gov and from NaviSite by contacting NaviSite at NaviSite, Inc., Attention: Investor Relations, 400 Minuteman Road, Andover, MA 01810 or by telephone at (978) 682-8300. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that NaviSite intends to file with the SEC.

Safe Harbor Statement
     Certain statements made in this Current Report on Form 8-K that reflect management’s expectations regarding future events are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These forward-looking statements include references to NaviSite’s announced transaction with TWC and Merger Sub. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond NaviSite’s ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to, uncertainties as to the timing of the merger; uncertainties as to how many of NaviSite stockholders will tender their shares of Common Stock in the merger; the possibility that competing offers will be made; the possibility that various closing conditions for the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger; and other risks and uncertainties discussed in documents filed with the SEC by NaviSite and the solicitation/recommendation statement and proxy statement and other relevant materials to be filed by NaviSite. Although NaviSite believes the expectations reflected in the forward-looking statements are reasonable, NaviSite cannot guarantee future results, level of activity, performance or achievements. Moreover, neither NaviSite nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. NaviSite does not undertake any responsibility to update any of these forward-looking statements to conform its prior statements to actual results or revised expectations, except as expressly required by law.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaviSite, Inc.
Date: February 2, 2011	By:	/s/ James W. Pluntze
James W. Pluntze
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 1, 2011, by and among Time Warner Cable Inc., NaviSite, Inc. and Avatar Merger Sub Inc. (1)
99.1	Joint Press Release of NaviSite, Inc. and Time Warner Cable Inc., dated February 1, 2011
99.2	Warrant Holders Agreement, dated as of February 1, 2011, by and among NaviSite, Inc., SPCP Group, LLC, and SPCP Group III, LLC
99.3	Letter from R. Brooks Borcherding President and Chief Executive Officer of NaviSite, Inc., dated February 2, 2011

(1)	The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. NaviSite will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.